Exhibit 99.1

Flagship Global Health Files Chapter 7

NEW YORK--Flagship Global Health, Inc. (OTB: FGHH) today announced that it has filed a petition in the United States Bankruptcy Court for the Southern District of New York under Chapter 7 of the United States Bankruptcy Code and has ceased to do business.